Exhibit 24.2

                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints RAOUF Y. HALIM, SIMON BIDDISCOMBE and PETER R. KOLYER, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power to them and each of them (including the full power of substitution and resubstitution) to sign for him and in his name and in the capacity or capacities indicated below:

         (1) a Registration Statement or Registration Statements on Form S-3 to be filed by the Company with the Commission for the purpose of registering under the Securities Act:

             o a warrant to be issued to Conexant Systems, Inc. ("Conexant") in connection with the pro rata distribution by Conexant of Company Common Stock to Conexant's shareholders and 30,000,000 shares of Company Common Stock to be delivered upon exercise of such warrant,

             o a warrant to be issued to Conexant in connection with the Company's senior secured revolving credit facility with Conexant and 8,333,334 shares of Company Common Stock to be delivered upon exercise of such warrant, and

             o a sufficient number of shares (estimated to be approximately 967,000 shares) of Company Common Stock for delivery upon exercise of a warrant to be issued to Jazz Semiconductor, Inc. ("Jazz") in respect of a warrant held by Jazz to purchase shares of Conexant common stock; and

         (2) any and all amendments (including post-effective amendments) and supplements thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


          SIGNATURE                      TITLE                      DATE
          ---------                      -----                      ----

      /s/ Thomas Madden                 Director                July 22, 2003
  -------------------------
        Thomas Madden